AMENDMENT NUMBER 3
                                     TO THE
                          U.S.B. HOLDING COMPANY, INC.
              EMPLOYEE STOCK OWNERSHIP PLAN WITH 401(k) PROVISIONS

      WHEREAS, U.S.B. Holding Company, Inc. (the "Company") has acknowledged that it is in the best interests of the Company to include a loan provision for participants in the U.S.B. Holding Company, Inc. Employee Stock Ownership Plan with 401(k) Provisions ("KSOP").

      NOW, THEREFORE, BE IT RESOLVED, that the KSOP is hereby amended as follows:

      1. Loan Provision.

            Effective January 1, 1996, Section 17 of the Plan is hereby amended to include Section 17(g) to read as follows:

                  "(g) Loans to Participants. The Committee is hereby designated with sole authority and responsibility to approve or deny loans and, except as provided in this Section, collect unpaid loans. Loans may be made on any Quarterly Date upon the written application of a Participant submitted to the Committee during the period 30 days prior to and ending 15 days before the date the loan is to be made. Loans may be made only for purposes of "financial hardship" as defined in Section 17(e)(2)(iii), as determined pursuant to the standards contained in Section 17(e)(2)(i) and in amounts no less than $1,000.

                  Written application shall be in a form acceptable to the
            Trustee and shall set forth the reason the loan is being requested. Loans shall be made available to all Participants in a uniform and nondiscriminatory manner. All loans will be adequately secured and will bear a reasonable rate of interest as determined by the Committee. The term of the loan shall be determined by the Committee, but shall not exceed five (5) years, except that the Committee, in its discretion, may permit a repayment period in excess of five years for loans used to acquire,


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            construct, or substantially rehabilitate any dwelling unit which is to be used as a principal residence of the Participant.

                  The Committee shall bear sole responsibility for ensuring
            compliance with all applicable federal or state laws and regulations. Each loan shall be secured by a written assignment of that portion of the Participant's vested Account which the Committee determines to be necessary to adequately secure repayment of the loan. However, no portion of the Participant's Capital Accumulation may be used as security for such loan unless the spouse (if any) consents in writing to such use during the 90-day period ending on the date on which the loan is secured. No loan shall be approved by the Committee to any Participant in any amount which exceeds (1) minus (2) where:

                  (1) is the lesser of:

            (i) $50,000; or

            (ii) fifty percent (50%) of the Participant's Vested Account or one hundred percent (100%) of the Participant's Other Investment Account, whichever is lesser.

      (2) is the aggregate unpaid amount of all loans made to the Participant under this or any other qualified plan maintained by the Employer.

                  Each loan shall be made from the borrowing Participant's
            Account. Repayments of the loan and interest shall be credited to his Account. No loan shall be considered a general investment of the Trust Fund. In the event a Participant does not repay the principal of such loan within the time prescribed by the Committee or interest thereon at such times as are required by the terms of the loan, the Committee may direct the Trustee to take such action as the Committee may reasonably determine, including:

                  (1) demand repayment of the loan and institute legal action to enforce collection, or

                  (2) demand repayment of the loan and charge the total amount against the balance credited to the Participant's vested Account which was assigned as security, and reduce any payment or distribution from the Trust Fund to which


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            the Participant or his Beneficiary may become entitled to the extent necessary to discharge the obligation on the loan."

      2. Ratification.

      All other provisions of the KSOP not otherwise affected by this Amendment are hereby ratified and confirmed.

      IN WITNESS WHEREOF, the undersigned, a duly authorized officer of U.S.B. Holding Company, Inc. hereby adopts this Amendment Number 3 to the U.S.B. Holding Company, Inc. Employee Stock Ownership Plan with 401(k) Provisions on this 27th day of December, 1995.

                                        U.S.B. HOLDING COMPANY, INC.

                                        By /s/ Steven T. Sabatini
                                           -------------------------------------

                                        As Its: Executive Vice President & CFO
                                                --------------------------------


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